Exhibit 99.3

March 8, 2013

Via Hand Delivery

Wolfgang Maasberg

Re:	Terms of Transition and Separation

Dear Wolfgang:

     This letter confirms the agreement (“Agreement”) between you and Lyris, Inc. (the “Company”) concerning the terms of your transition and separation from employment and offers you certain benefits in exchange for a general release of claims and covenant not to sue upon termination of your employment, as provided in further detail below. If you agree to abide by the terms outlined in this letter, please sign and return this letter to me no later than March 8, 2013.

     1. Transition and Separation: As we have discussed, you and the Company have agreed that it is in both parties’ interests to part ways and for your employment to conclude on March 31, 2013 (the “Separation Date”). In connection with your transition from employment with the Company, you agree to immediately resign from all officer and board (but not employment) positions you currently hold with the Company, as provided in Paragraph 2 below. Between now and the Separation Date (the “Transition Period”), you agree to cooperatively provide transition services as may be reasonably requested by the Company, including the transfer of the responsibilities and duties, and related knowledge, of your position (the “Transition Services”). During the Transition Period, you shall make yourself reasonably available via telephone or email to provide the Transition Services to the Company; you shall not report into the office except as reasonably requested (with advance notice) by the Company or as otherwise agreed by you and the Company. The Company will continue to pay you your regular base salary, and you will continue to be eligible to participate in benefits customarily afforded to employees, including participation in the Company-sponsored health benefits plan to the fullest extent allowed by the plan. By signing below, you agree and acknowledge that the transition of your employment, including the resignation described in Paragraph 2 and the attached Exhibit A, do not constitute a termination without Cause or resignation for Good Reason as defined in Section 10 of that certain Executive Employment Agreement between you and the Company dated as of August 18, 2010 (the “Employment Agreement”) and do not trigger your rights to, or an obligation on the part of the Company to offer you, any separation benefits, including as described in Section 11 of the Employment Agreement.

Wolfgang Maasberg

     2. Officer and Director Resignation: As a condition of this Agreement, concurrent with signing this Agreement, you agree to deliver to the undersigned a signed copy of the letter attached as Exhibit A hereto.

     3. Payment of Final Wages: On the Separation Date, we will pay you for all wages, salary, bonuses, commissions, reimbursable expenses, accrued vacation and any similar payments due you from the Company as of the Separation Date.

     4. Separation Benefits: In exchange for your agreement to the general release and waiver of claims and covenant not to sue set forth in Exhibit B hereto (the “Release”), to be signed on and no earlier than the Separation Date, and your other promises herein, following the Effective Date of the Release (as defined therein), the Company agrees to provide you the following separation benefits:

          a. Severance: The Company agrees to pay you severance in the amount of six months of your annual base salary, less applicable federal and state payroll deductions. The severance shall be paid in bi-monthly installments in accordance with the Company’s standard payroll cycle, commencing on the first payroll date following the Effective Date of the Release and continuing thereafter until paid in full.

          b. Separation Bonus: The Company agrees to pay you, within five (5) business days following the Effective Date of the Release, a separation bonus in the amount of $35,000, less applicable state and federal payroll deductions.

          c. COBRA Reimbursement: Upon your timely election to continue your existing health benefits under COBRA, and consistent with the terms of COBRA and the Company’s health insurance plan, the Company will reimburse you for the insurance premiums you actually pay to continue your existing health benefits under COBRA for six (6) months following the Separation Date. Reimbursement is conditioned upon your submission to the Company of documentary substantiation of the premium to be reimbursed.

          d. Extension of Exercise Period: The Company agrees to extend the post-termination period for you to exercise the Vested Shares subject to the Options (as defined below), as described below in Paragraph 7(a).

          e. Mutual Non-Disparagement: The Company agrees to enter into a mutual non-disparagement provision with you as provided in Paragraph 7 of the Release.

     By signing below, provided that the Company complies with its obligations under Paragraphs 4(a)-(d) of this Agreement, you acknowledge that (a) this offer of separation benefits supersedes and replaces any prior commitments to or agreements with you regarding compensation or benefits to be offered or paid to you in connection with your separation, including pursuant to Section 11 of the Employment Agreement and (b) you will be receiving the separation benefits outlined in this paragraph in consideration for (and expressly conditioned upon you) waiving your rights to claims referred to in the Release and would not otherwise be entitled to the separation benefits.

Wolfgang Maasberg

     5. Communications Regarding Separation: The Company agrees to work with you in good faith to develop and implement a mutually-agreeable communications strategy to announce your separation internally within the Company and publicly. You agree to work with the Company in good faith and to not unreasonably withhold your consent to a communications strategy proposed by the Company.

     6. Proprietary Information: You hereby acknowledge that you are bound by the attached Proprietary Information and Inventions Agreement (Exhibit C hereto), which you signed in substantially the same form effective August 18, 2010 and which, as a condition of this Agreement, you confirm by executing Exhibit C concurrent with your execution of this Agreement. You further acknowledge that as a result of your employment with the Company you have had access to the Company’s Proprietary Information (as defined in the agreement), that you will hold all Proprietary Information in strictest confidence and that you will not make use of such Proprietary Information on behalf of anyone. You further confirm that you will deliver to the Company on or before the Separation Date all documents and data of any nature containing or pertaining to such Proprietary Information and that you will not take with you any such documents or data or any reproduction thereof.

     7. Equity:

          a. Stock Options: Pursuant to your stock option agreements with the Company and the Company’s 2005 Equity-Based Compensation Plan, as amended and restated from time to time (the, “Plan”; collectively with the Stock Option Agreements, the “Stock Option Agreements”), you were granted options to purchase an aggregate of 397,924 shares (taking into account the 15:1 reverse stock split) of the Company’s common stock (the “Options”). As of today and the Separation Date, the Options are and will be vested as to 82,371 shares (the “Vested Shares”) and unvested as to 315,553 shares (the “Unvested Shares”). Because your employment is ending on the Separation Date, none of the Unvested Shares can ever vest. Per the Stock Option Agreements, you will have ninety (90) days following the Separation Date to exercise any Vested Shares. After that date, you will no longer have a right to exercise the Options as to any shares. However, if you execute the Release and it becomes effective on its terms, the post-termination exercise period shall be (and, on the effective date of the Release, is hereby) extended to the one-year anniversary of the Separation Date. Your rights concerning the Options will continue to be governed by the Stock Option Agreements, as may be amended herein or by the Release.

          b. Restricted Stock Units: Pursuant the applicable award and the Company’s Plan (collectively, the “RSU Agreements”), you were provided an award for an aggregate of 300,001 restricted stock units (taking into account the 15:1 reverse stock split) (the “RSUs”). As of today and the Separation Date, the RSUs are and will be vested as to 187,500 shares and unvested as to 112,501 shares. All unvested RSUs shall terminate on the Separation Date, and your rights concerning the RSUs will continue to be governed by the RSU Agreements.

Wolfgang Maasberg

     8. Arbitration: Except for any claim for injunctive relief arising out of a breach of a party’s obligations to protect the other’s proprietary information, the parties agree to arbitrate, in Santa Clara County, California through JAMS, any and all disputes or claims arising out of or related to the validity, enforceability, interpretation, performance or breach of this Agreement, whether sounding in tort, contract, statutory violation or otherwise, or involving the construction or application or any of the terms, provisions, or conditions of this Agreement. Any arbitration may be initiated by a written demand to the other party. The arbitrator’s decision shall be final, binding, and conclusive. The parties further agree that this Agreement is intended to be strictly construed to provide for arbitration as the sole and exclusive means for resolution of all disputes hereunder to the fullest extent permitted by law. The parties expressly waive any entitlement to have such controversies decided by a court or a jury.

     9. Attorneys’ Fees: If any action is brought to enforce the terms of this Agreement, the prevailing party will be entitled to recover its reasonable attorneys’ fees, costs and expenses from the other party, in addition to any other relief to which the prevailing party may be entitled.

     10. No Admission of Liability: This Agreement (inclusive of the Release) is not and shall not be construed or contended by you to be an admission or evidence of any wrongdoing or liability on the part of Releasees, their representatives, heirs, executors, attorneys, agents, partners, officers, shareholders, directors, employees, subsidiaries, affiliates, divisions, successors or assigns. This Agreement shall be afforded the maximum protection allowable under California Evidence Code Section 1152 and/or any other state or federal provisions of similar effect.

     11. Complete and Voluntary Agreement: This Agreement, together with Exhibit A-C hereto, the Stock Option Agreements and the RSU Agreements, constitute the entire agreement between you and Releasees with respect to the subject matter hereof and supersedes all prior negotiations and agreements, whether written or oral, relating to such subject matter, including Section 11 of the Employment Agreement. You acknowledge that neither Releasees (as defined in the Release) nor their agents or attorneys have made any promise, representation or warranty whatsoever, either express or implied, written or oral, which is not contained in this Agreement for the purpose of inducing you to execute the Agreement, and you acknowledge that you have executed this Agreement in reliance only upon such promises, representations and warranties as are contained herein, and that you are executing this Agreement voluntarily, free of any duress or coercion.

     12. Severability: The provisions of this Agreement are severable, and if any part of it is found to be invalid or unenforceable, the other parts shall remain fully valid and enforceable. Specifically, should a court, arbitrator, or government agency conclude that a particular claim may not be released as a matter of law, it is the intention of the parties that the general release, the waiver of unknown claims and the covenant not to sue above shall otherwise remain effective to release any and all other claims.

     13. Modification; Counterparts; Facsimile/PDF Signatures: It is expressly agreed that this Agreement may not be altered, amended, modified, or otherwise changed in any respect except by another written agreement that specifically refers to this Agreement, executed by authorized representatives of each of the parties to this Agreement. This Agreement may be executed in any number of counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Execution of a facsimile or PDF copy shall have the same force and effect as execution of an original, and a copy of a signature will be equally admissible in any legal proceeding as if an original.

Wolfgang Maasberg

     14. Effective Date: This Agreement is effective on the day it is signed by you and the Company.

     15. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     We appreciate your contributions to the Company, look forward to a smooth transition of your responsibilities in the weeks to come, and wish you the best in your future endeavors.

Sincerely,

Lyris, Inc.

By:	/s/ Deborah Eudaley
Deborah Eudaley, COO & CFO

READ, UNDERSTOOD AND AGREED

/s/ Wolfgang Maasberg	Date:	March 8, 2013
Wolfgang Maasberg

EXHIBIT A

RESIGNATION LETTER

March 8, 2013

Lyris, Inc.
6401 Hollis Street, Suite 125
Emeryville, CA 94608

Re:	Resignation

Ladies and Gentlemen:

Effective as date first written above, I hereby voluntarily resign as a member of the Board of Directors of Lyris, Inc. (“Lyris”), as Lyris’ Chief Executive Officer, and from any other director and officer (but not employment) positions I may currently hold with Lyris.

Sincerely yours,

/s/Wolfgang Maasberg
Wolfgang Maasberg

EXHIBIT B

RELEASE

     This General Release of All Claims and Covenant Not to Sue (the “Release”) is entered into between Wolfgang Maasberg (“Maasberg”) and Lyris, Inc. (the “Company”) (collectively, “the parties”).

     WHEREAS, on March 8, 2013, Maasberg and the Company entered into an agreement regarding Maasberg’s transition and separation from employment with the Company (the “Transition Agreement,” to which this Release is attached as Exhibit A);

     WHEREAS, on March 31, 2013, Maasberg’s employment with the Company terminated (the “Separation Date”);

     WHEREAS, this agreement serves as the Release, pursuant to the Transition Agreement; and

     WHEREAS, Maasberg and the Company desire to mutually, amicably and finally resolve and compromise all issues and claims surrounding Maasberg’s employment and separation from employment with the Company;

     NOW THEREFORE, in consideration for the mutual promises and undertakings of the parties as set forth below, Maasberg and the Company hereby enter into this Release.

     1. Acknowledgment of Payment of Wages: By his signature below, Maasberg acknowledges that, on the Separation Date, the Company paid him for all wages, salary, vacation, bonuses, commissions, reimbursable expenses, and any similar payments due him from the Company as of the Separation Date. By signing below, Maasberg acknowledges that the Company does not owe him any other amounts, except those that may become owed to him pursuant to this Release.

     2. Return of Company Property: Maasberg hereby warrants to the Company that he has returned to the Company all property or data of the Company of any type whatsoever that has been in his possession, custody or control.

     3. Consideration: In exchange for Maasberg’s agreement to this Release and his other promises in the Transition Agreement and herein, the Company agrees to provide Maasberg with the separation benefits set forth in (and subject to the terms of) Paragraph 4 of the Transition Agreement. By signing below, Maasberg acknowledges that he is receiving the separation benefits in exchange for waiving his rights to claims referred to in this Release and he would not otherwise be entitled to the separation benefits.

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     4. General Release and Waiver of Claims:

          a. The payments and promises set forth in this Release are in full satisfaction of all accrued salary, vacation pay, bonus and commission pay, profit-sharing, stock, stock options or other ownership interest in the Company, termination benefits or other compensation to which Maasberg may be entitled by virtue of his employment with the Company or his separation from the Company, including pursuant to the Transition Agreement and the Employment Agreement. To the fullest extent permitted by law, Maasberg hereby releases and waives any other claims he may have against the Company and its owners, agents, officers, shareholders, employees, directors, attorneys, subscribers, subsidiaries, affiliates, successors and assigns (collectively “Releasees”), whether known or not known, including, without limitation, claims under any employment laws, including, but not limited to, claims of unlawful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, physical injury, emotional distress, claims for additional compensation or benefits arising out of his employment or his separation of employment, claims under Title VII of the 1964 Civil Rights Act, as amended, the California Fair Employment and Housing Act and any other laws and/or regulations relating to employment or employment discrimination, including, without limitation, claims based on age or under the Age Discrimination in Employment Act or Older Workers Benefit Protection Act, and/or claims based on disability or under the Americans with Disabilities Act.

          b. By signing below, Maasberg expressly waives any benefits of Section 1542 of the Civil Code of the State of California, which provides as follows:

     “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

         c. Maasberg and the Company do not intend to release claims that he may not release as a matter of law, including but not limited to claims for indemnity under California Labor Code Section 2802, or any claims for enforcement of this Release. To the fullest extent permitted by law, any dispute regarding the scope of this general release shall be determined by an arbitrator under the procedures set forth in the arbitration clause set forth in the Transition Agreement.

     5. Covenant Not to Sue:

          a. To the fullest extent permitted by law, at no time subsequent to the execution of this Release will Maasberg pursue, or cause or knowingly permit the prosecution, in any state, federal or foreign court, or before any local, state, federal or foreign administrative agency, or any other tribunal, of any charge, claim or action of any kind, nature and character whatsoever, known or unknown, which he may now have, have ever had, or may in the future have against Releasees, which is based in whole or in part on any matter released by this Release.

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          b. Nothing in this paragraph shall prohibit Maasberg from filing a charge or complaint with a government agency where, as a matter of law, the parties may not restrict his ability to file such administrative complaints. However, Maasberg understands and agrees that, by entering into this Release, he is releasing any and all individual claims for relief, and that any and all subsequent disputes between him and the Company shall be resolved through arbitration as provided in the Transition Agreement.

          c. Nothing in this paragraph shall prohibit or impair Maasberg or the Company from complying with all applicable laws, nor shall this Release be construed to obligate either party to commit (or aid or abet in the commission of) any unlawful act.

     6. Nondisparagement: Maasberg agrees that he will not disparage Releasees or their products, services, agents, representatives, directors, officers, shareholders, attorneys, employees, vendors, affiliates, successors or assigns, or any person acting by, through, under or in concert with any of them, with any written or oral statement. The Company agrees that its current officers and directors will not disparage Maasberg with any written or oral statement. Nothing in this paragraph shall prohibit Maasberg or the Company from providing truthful information in response to a subpoena or other legal process.

     7. Review of Release: Maasberg understands that he may take up to twenty-one (21) days to consider this Release. Maasberg further acknowledges that the Company provided him a copy of the Transition Agreement, including this Release, on March 4, 2013. The Parties agree that any changes to the Transition Agreement or the Release do not restart the running of the 21-day consideration period. By signing below, Maasberg affirms that he was advised to consult with an attorney prior to signing this Release. He also understands that he may revoke this Release within seven (7) days of signing this document and that the separation benefits to be provided to him pursuant to Paragraph 4 of the Transition Agreement will be provided only at the end of that seven (7) day revocation period.

     8. Effective Date: This Release is effective on the eighth (8th) day after Maasberg signs it and without revocation by him.

     9. Other Terms of Transition Agreement Incorporated Herein: All other terms of the Transition Agreement to the extent not inconsistent with the terms of this Release are hereby incorporated in this Release as though fully stated herein and apply with equal force to this Release, including, without limitation, the provisions on Arbitration, Governing Law, and Attorneys’ Fees.

Dated:
Name:
Title:

Dated:
Wolfgang Maasberg

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EXHIBIT C

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

PROPRIETARY INFORMATION AND
INVENTIONS AGREEMENT

I, the undersigned, confirm that, as a condition of my becoming employed (or my employment being continued) or being retained as a consultant (or my consulting relationship being continued) by Lyris Technologies, Inc., a Delaware corporation, with any of its current or future parents, subsidiaries, affiliates, successors or assigns (collectively referred to herein as the "Company"), and in consideration for my employment or consulting relationship with the Company and my receipt of the compensation paid to me until now and hereafter paid to me by the Company, I signed (effective August 18, 2010) a Proprietary Information and Inventions Agreement substantially in the following form and hereby confirm my agreement to the following:

1.		Definitions.

	1.1	Invention. Any idea and/or material that I produce within the scope of the Relationship or which relates directly to or involves the use of any Proprietary Information or Rights; whether or not patentable or registrable under patent, copyright, or similar laws, that I may solely or jointly discover, conceive, develop, or reduce to practice or cause to be discovered, conceived or reduced to practice during the Relationship. Inventions shall include without limitation: original works of authorship, developments, concepts, improvements, and/or trade secret software, concepts, ideas, designs, documentation, memoranda, inventions, business methods, processes, and other documents, writings or tangible things of any kind.

	1.2	Proprietary Information. Any and all information disclosed to me, either directly or indirectly, in writing or orally or by drawings or observation, known to me, or developed by me, alone or with others, in connection with the Relationship (as that term is defined below): (i) that is not generally known in the industry in which the Company is or may become engaged; (ii) that has been created, discovered, developed, or otherwise become known to the Company or in which property rights have been assigned or otherwise conveyed to the Company; and (iii) that has material economic value or potential material economic value to the Company's present or future business. Without limiting the generality of the foregoing, Proprietary Information shall include without limitation: trade secrets (as defined under the version of the Uniform Trade Secrets Act adopted and in effect in the State of California from time-to-time during the term of this Agreement) and all other discoveries, developments, designs, improvements, inventions, formulas, software programs, processes, techniques, know-how, negative know-how, data, research, techniques, technical data, customer and supplier lists, customers, and any modifications or enhancements of any of the foregoing; and all Company program, pricing, marketing, sales, business contract, or other financial or business information.

	1.3	Relationship. Any current or future employment, independent contractor or consulting relationship between the Company and me.

	1.4	Rights. All patents, trademarks, service marks and copyrights, and other recognized proprietary rights pertaining to Proprietary Information or Work Product (as that term is defined below).

2.		Relationship

	2.1	No Modification of Relationship. I understand and acknowledge that this Agreement does not alter, amend, or supplement: (i) any rights I may have to continue in the Relationship; or (ii) the duration of the Relationship; under any existing agreements between the Company and me or under applicable law.

	2.2	At-Will Relationship. Unless otherwise expressly set forth in a written agreement signed by the Company, I understand and acknowledge that the Relationship with the Company is “at-will”, as defined under applicable law, meaning that either I or the Company may terminate the Relationship at any time for any reason or no reason, without further obligation or liability.
3.		Confidentiality.

	3.1	General Duty of Confidentiality. I acknowledge that the Relationship creates in me a duty of trust and confidentiality to the Company with respect to the Proprietary Information or any other information: (i) related, applicable, or useful to the Company's business, including the Company's anticipated research and development; (ii) resulting from tasks assigned to me by the Company; (iii) resulting from the use of equipment, supplies, or facilities owned, leased, or contracted for by the Company; or (iv) related, applicable, or useful to the business of any of the Company's clients or customers, which may be made known to me by the Company or by such client or customer, or developed or otherwise learned by me during the course of the Relationship.

	3.2	Non-Disclosure and Non-Use. At all times, both during the Relationship and after its termination (whether the termination is voluntary or involuntary), I will not, directly or indirectly, except as required by the normal business of the Company or as expressly consented to in writing and in advance by the President of the Company: (i) disclose, publish, or make available, other than to an authorized employee, officer, or director of the Company, any Proprietary Information or Rights; (ii) sell, transfer, or otherwise use or exploit any Proprietary Information or Rights; (iii) permit the sale, transfer, use, or exploitation of any Proprietary Information or Rights by any third party; or (iv) retain upon termination of the Relationship any Proprietary Information or Rights, any copies thereof, or any other materials containing or constituting Proprietary Information or Rights. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

	3.3	Attorney-Client Privileged Information. To the extent that I obtain information on behalf of the Company that may be subject to the attorney-client privilege between the Company and any of the Company's attorneys, I will take reasonable steps to maintain the confidentiality of such information and to preserve that privilege.

	3.4	Unauthorized Use or Disclosure. If, at any time, I become aware of any unauthorized access, use, possession, or knowledge of any Proprietary Information or Rights, I shall immediately notify the President of the Company and shall take reasonable measures to prevent unauthorized persons or entities from having access to, obtaining, or being furnished with any Proprietary Information. I also agree that to the extent any court or agency seeks to have me disclose Proprietary Information, I shall promptly inform the Company and shall take such reasonable steps as are available to me to prevent disclosure of such Proprietary Information until the Company has been informed of the requested disclosure and the Company has an opportunity to respond to such court or agency.

Confidential-Updated 4.1.11

	3.5	Assistance in Event of Breach. I shall provide all reasonable assistance to the Company to protect the confidentiality of any such Proprietary Information or Rights that I may have directly or indirectly disclosed, published, or made available to third parties in breach of this Agreement, including reimbursement for any and all attorney's fees that the Company may incur to protect its rights in such Proprietary Information or Rights.

	3.6	Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any third party or to use it except as necessary in carrying out my work for the Company, consistent with the Company's agreement with such third party.

	3.7	Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

4.		Inventions.

	4.1	Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company or its designee, all my right, title and interest throughout the world in and to any and all Inventions, except as provided in Section 4.5 below. I further acknowledge that all Inventions are "works made for hire" (to the greatest extent permitted by applicable law) and are compensated by my salary (if I am an employee) or by such amounts paid to me under any applicable consulting agreement or consulting arrangements (if I am a consultant), unless otherwise mandated by the law of the State of California.

	4.2	Prior Inventions. Attached hereto as Exhibit A is a list describing with particularity all inventions, original works of authorship, developments, improvements, and trade secrets made by me prior to the commencement of the Relationship (collectively, "Prior Inventions"), which: (i) belong solely to me or belong to me jointly with another, (ii) relate in any way to any of the Company's proposed businesses, products or research and development, and (iii) are not assigned to the Company hereunder. If no such list is attached, I represent that there are no Prior Inventions. If in the course of my Relationship with the Company I incorporate into a Company product, process or machine a Prior Invention owned by me or in which I have an interest, I hereby grant the Company a non-exclusive, royalty-free, irrevocable, perpetual, worldwide license (with the right to sublicense) to make, have made, copy, modify, make derivative works of, use, sell and otherwise distribute such Prior Invention as part of or in connection with such product, process or machine, without further action required by either the Company or me.

	4.3	Maintenance Of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during my employment by the Company. Such records will be available to and remain the sole property of the Company at all times. I further agree to deliver to the Company all such records upon the termination of the Relationship.

	4.4	Registration Assistance. I agree to assist in securing the Company's rights in and to Inventions and any related copyrights, patents, or other intellectual property rights and to execute all instruments and documents, including applications and assignments that may be necessary or convenient to establish, evidence, or maintain the Company's rights under this Agreement. This obligation shall continue after the termination of my Relationship with the Company to the extent possible, and if the Company is unable to secure my signature to pursue applications or other documents covering Inventions that are necessary to establish, evidence, or maintain the Company's rights under this Agreement, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact to act for and on my behalf to execute and file such applications and documents.

4.5

Applicability. This Agreement to assign my rights to Inventions does not apply to Inventions that are excluded from such assignment pursuant to the provisions of California Lab. Code § 2870, which reads as follows:

(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer; or

(2) Result from any work performed by the employee for the employer.

(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a) of this paragraph, the provision is against the public policy of this state and is unenforceable.

I will advise the Company promptly in writing of any inventions that I believe meet such provisions and are not otherwise disclosed on Exhibit A.

5.		Notice to Other Parties. If I am an employee, I hereby agree that after my employment terminates, the Company may notify a new employer about my rights and obligations under this Agreement. If I am an independent contractor, I hereby agree that after termination of the Relationship, the Company may notify any other party with whom I maintain a consulting, independent contractor or employment relationship – including parties with whom such relationship commences after the effective date of this Agreement – about my rights and obligations under this Agreement.

6.		Non-Solicitation and Non-Interference.

	6.1	No Conflict of Interest. I agree that during the Relationship, I shall: (i) not directly or indirectly engage in any employment, occupation, consulting, or other business activity which the Company shall determine in good faith to be in competition with the Company or to interfere with my duties as an employee or consultant of the Company; (ii) not engage in any business enterprise that would be in competition with the Company; (iii) not enter into, be engaged or interested, as a stockholder (owning more than 10%), officer, agent, employee or otherwise, in any business or undertaking which may compete in any manner with that of the Company; (iv) promptly disclose to the Company's appropriate corporate officers or directors all business opportunities that are: (a) presented to me in my capacity as an officer or employee of the Company (if applicable); and (b) of a similar nature to the type of business the Company currently engages in or has expressed an interest in engaging in the future; and (v) not usurp or take advantage of any such business opportunity without first offering such opportunity to the Company and receiving written notice from the President of the Company that the Company is waiving its rights with respect thereto.

Confidential-Updated 4.1.11

6.2	Post-Relationship Prohibited Conduct. Following the termination of the Relationship, I agree that I shall not: (i) engage in unfair competition with the Company; (ii) aid others in any unfair competition with the Company; (iii) in any way breach the confidence that the Company placed in me during the Relationship; (iv) misappropriate any Proprietary Information or Rights; or (v) breach any of my duties or obligations to the Company or any third party under this Agreement or any other agreement to which I am a party that relates to the subject matter hereof.

6.3	Non-Solicitation of Employees, Consultants and/or Others. I agree that during the term of the Relationship, and for a period of twenty-four (24) months immediately following the termination of the Relationship for any reason, whether with or without cause (or if this period of time shall be unenforceable by law, then for such period as shall be enforceable), I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company's employees or consultants to terminate their relationship with the Company, or such employees or consultants, or attempt to solicit, induce, recruit, encourage or employees or consultants of the Company, either for myself or for any other person or entity.

6.4	Non-Solicitation of Business or Customers. During the period of my employment and after the cessation of employment for any reason, whether with or without cause, I shall not, using Proprietary Information (as defined in this Agreement), directly or indirectly, either alone or in concert with others, solicit, entice, or in any way divert any of the Company's customers or suppliers to do business with any business entity in competition with the Company.

6.5	Reasonableness of Restrictions. I acknowledge that I have carefully read and considered the provisions of this Agreement generally and this Section 6 specifically; and having done so, I agree that the restrictions set forth herein (including, but not limited to, the time periods of any restrictions) are fair and reasonable and are reasonably required for the protection of the interests of the Company.

7.	Return of Company Property. Upon termination of the Relationship for whatever reason, whether with or without cause, I shall not take, nor allow a third party to take, and I shall return to the Company, all original copies and all reproductions of Proprietary Information, including but not limited to devices, records, sketches, reports, notebooks, proposals, lists, correspondence, equipment, documents, computer diskettes, photographs, negatives, undeveloped film, notes, drawings, specifications, tape recordings or other electronic recordings, programs, data, or other materials or property of any nature belonging to the Company or the Relationship or work with the Company. I recognize that the unauthorized taking of any Proprietary Information may subject me to criminal prosecution and may also result in civil liability.

In addition, I agree to comply with all Company policies and procedures relating to termination of employees and/or consultants (as applicable) including, without limitation, completing any required termination interviews and execution such documents as may reasonably be requested by the Company with respect to the return or other disposition of the Proprietary Information or any other matter covered by this Agreement.

8.	Representations and Warranties. I represent and warrant that: (i) my performance of all the terms of this Agreement and my duties pursuant to the Relationship does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to the Relationship; (ii) I have not and shall not enter into any agreement, either written or oral, in conflict with this Agreement; (iii) I have not brought and will not bring to the Company, or use in the Relationship, any materials or documents of a former employer (which for purposes of this Agreement, shall include persons, firms, corporations, and other entities for which I have acted as an independent contractor or consultant) that are not generally available to the public, unless I first obtain express written authorization from any such former employer for their possession and use; (iv) I have not entered into any non-competition or non-solicitation agreements prior to the Relationship; and (v) none of my Inventions will knowingly infringe upon or violate any patent, copyright, trade secret, or other property right of any of my former employers or any other third party. I shall indemnify and hold Company, its officers, directors and employees, agents harmless from and against any and all actions, claims, losses, liabilities, damages, costs, expenses (reasonable attorney's fees) or legal proceeding relating to a breach of any of the foregoing representations and warranties.

9.	General Provisions.

9.1	Facilitation of Agreement. I agree to execute promptly any proper oath or verify any proper document required to carry out the terms of this Agreement upon the Company's written request to do so.

9.2	Voluntary Execution. I certify and acknowledge that I have carefully read all of the provisions of this Agreement and that I understand and will fully and faithfully comply with such provisions.

9.3	Governing Law; Venue. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws. Venue of any action brought to enforce or relating to this Agreement shall be brought exclusively in the California Superior Court in and for the County of San Mateo.

9.4	Equitable Remedies. I acknowledge that the services rendered to the Company by me have been or will be of a special and unusual character that have a unique value to the Company and that irreparable injury will result to the Company from my violation of any of the terms of this Agreement. I expressly agree that the Company shall be entitled, in addition to damages and any other remedies provided by law, to an injunction or other equitable remedy in a court of competent jurisdiction respecting such violation or continued violation and I consent and stipulate to the entry of such injunctive relief or other equitable remedy prohibiting me from violating the terms of this Agreement. I represent and admit that in the event of the termination of the Relationship for any reason, whether with or without cause, my experiences and capabilities are such that I can obtain employment in business engaged in other lines and/or of a different nature and that the enforcement of a remedy by way of injunction will not prevent me from earning a livelihood. I further acknowledge and agree that if I breach, or threaten to commit a breach of, any of the provisions of this Agreement, the Company shall have, in addition to, and not in lieu of any other rights available to the Company under law and in equity, the right to have such provisions specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the provisions of this Agreement would cause irreparable injury to the Company and that money damage would not provide an adequate remedy to the Company.

9.5	Company Option to Arbitrate. At the option of the Company, all claims, disputes, controversies, or disagreements of any kind whatsoever (“claims”) arising from or respecting this Agreement may be submitted to final and binding arbitration before JAMS in San Francisco, California in accordance with the JAMS rules and procedures then existing. The arbitrator shall have the authority to award any type of relief that could otherwise be awarded by a judge or jury, including but not limited to such equitable relief as a temporary restraining order, a temporary and/or a permanent injunction. The decree or judgment of an award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The fees and costs of the arbitration shall be borne equally by the parties, except that each party shall each pay for their own attorney's fees or costs of representation for purposes of the arbitration unless otherwise provided by law. At the request of the Company, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or I and our respective attorneys and experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known.

Confidential-Updated 4.1.11

9.6	Severability. If one or more of the provisions in this Agreement are deemed void by law, then the remaining provisions will continue in full force and effect.

9.7	Successors And Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

9.8	Survival. The provisions of this Agreement shall survive the termination of the Relationship and the assignment of this Agreement by the Company to any successor in interest or other assignee.

9.9	ADVICE OF COUNSEL. I ACKNOWLEDGE THAT, IN EXECUTING THIS AGREEMENT, I HAVE HAD THE OPPORTUNITY TO SEEK THE ADVICE OF INDEPENDENT LEGAL COUNSEL, AND I HAVE READ AND UNDERSTOOD ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. THIS AGREEMENT SHALL NOT BE CONSTRUED AGAINST ANY PARTY BY REASON OF THE DRAFTING OR PREPARATION HEREOF.

9.10	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and merges all prior discussions between us. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, obligations, rights or compensation will not affect the validity or scope of this Agreement.

Executed by:
Signature

On:
Date

Confidential-Updated 4.1.11

EXHIBIT A
PRIOR INVENTIONS

I have made or improved the following Prior Inventions and claim sole right to or partial interest in them. I include below the names of co-inventors or employers to whom I owe a continuing obligation with respect to these Prior Inventions.

Title	Date	Identifying Number or Description	Co-Inventor/Employer (if any)

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Signature